UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2014

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

1444 S. Alameda Street, Los Angeles, California 90021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Guess?, Inc. (the “Company”) previously adopted the amended and restated Guess?, Inc. 2004 Equity Incentive Plan (the “2004 Equity Incentive Plan”), subject to approval of the amendments by the Company’s shareholders. At the Company’s annual meeting of shareholders held June 26, 2014, the Company’s shareholders approved the amended and restated 2004 Equity Incentive Plan. Among other things, the amended and restated 2004 Equity Incentive Plan reflects amendments to (i) extend the Company’s ability to grant new awards under the 2004 Equity Incentive Plan until May 20, 2024; (ii) decrease the aggregate number of shares of the Company’s common stock available for award grants under the 2004 Equity Incentive Plan by 5,000,000 shares (so that the new aggregate share limit for the amended and restated 2004 Equity Incentive Plan is 15,000,000 shares); and (iii) extend the Company’s authority to grant awards under the amended and restated 2004 Equity Incentive Plan intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the U.S. Internal Revenue Code through the first annual meeting of the Company’s shareholders that occurs in 2019.
The foregoing description of the amended and restated 2004 Equity Incentive Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amended and restated 2004 Equity Incentive Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 26, 2014, the Company held its annual meeting of shareholders (the “Annual Meeting”). As of May 7, 2014, the record date for the Annual Meeting (the “Record Date”), there was a total of 85,249,637 shares of common stock of the Company outstanding and eligible to vote. At the Annual Meeting, 82,027,037 shares were represented in person or by proxy and, therefore, a quorum was present.

At the Annual Meeting, the shareholders of the Company voted on the following matters:

•
The election of three directors to serve on the Company’s Board of Directors. Kay Isaacson-Leibowitz and Alex Yemenidjian were nominated to serve for three-year terms and until their successors are duly elected and qualified. Maurice Marciano was nominated to serve for a one-year term and until his successor is duly elected and qualified.

•	The approval of an amendment and restatement of the 2004 Equity Incentive Plan.

•	The approval, on an advisory basis, of the Company’s executive compensation.

•	The ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending January 31, 2015.

The results of the voting were as follows:

1.	With respect to the election of three directors to serve on the Company’s Board of Directors as described above:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Kay Isaacson-Leibowitz	61,725,633	17,711,706	2,589,698
Maurice Marciano	76,922,007	2,515,332	2,589,698
Alex Yemenidjian	61,055,957	18,381,382	2,589,698

Based on the votes set forth above, each of the director nominees was duly elected.

2.	With respect to the approval of the amended and restated 2004 Equity Incentive Plan:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
62,908,756	16,415,502	113,081	2,589,698

Based on the votes set forth above, the amended and restated 2004 Equity Incentive Plan was duly approved.

3. With respect to the advisory vote on the Company’s executive compensation:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
26,874,857	50,428,046	2,134,436	2,589,698

Based on the votes set forth above, the advisory vote on executive compensation was not approved.

4.	With respect to the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending January 31, 2015:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
81,544,077	384,121	98,739	100

Based on the votes set forth above, the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending January 31, 2015 was duly ratified.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Guess?, Inc. 2004 Equity Incentive Plan (amended and restated as of May 20, 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 2, 2014	GUESS?, INC.

	By:	/s/ Michael Relich
Michael Relich Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Guess?, Inc. 2004 Equity Incentive Plan (amended and restated as of May 20, 2014).

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